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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the captions "Risk Factors" and "Experts" and to the use of our reports dated May 27, 2005, with respect to the consolidated financial statements and schedule of Trikon Technologies, Inc. in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-126098) and related prospectus of New Athletics, Inc. for the registration of 14,217,899 shares of its common stock and options to purchase 124,189 shares of its common stock.

/s/ ERNST & YOUNG LLP

Bristol, England
August 25, 2005

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM